SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 21, 2012

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2012, First Potomac Realty Trust and First Potomac Realty Investment Limited Partnership (together, the “Company”) entered into a Separation Agreement, Release and Covenant Not to Sue (the “Agreement”) with Joel F. Bonder, which provides that Mr. Bonder’s effective date of separation from the Company is December 4, 2012. As previously disclosed in the Company’s Current Report on Form 8-K filed on October 5, 2012, Mr. Bonder had ceased to perform the responsibilities and functions of the Company’s Executive Vice President and General Counsel effective October 1, 2012.

Pursuant to the Agreement, Mr. Bonder will receive a lump-sum payment equal to (i) 31 weeks of his current annualized base salary of $285,000, net of required withholdings and taxes and any amounts owed by him to the Company, and (ii) 12 months of COBRA coverage. In addition, Mr. Bonder will receive accelerated vesting of 88,071 of his unvested restricted common shares and will have until January 3, 2015 to exercise his 50,000 vested share options. In addition, pursuant to its indemnification obligations, the Company will make a $120,000 payment to Mr. Bonder’s legal counsel for legal expenses incurred in connection with the Company’s previously disclosed internal investigation, and will make an additional lump-sum payment of approximately $46,000 to Mr. Bonder. Furthermore, Mr. Bonder will be entitled to retain his company-issued mobile devices (without the corresponding maintenance, calling, and data plans). Pursuant to the Agreement, the Company has agreed to a general release of claims against Mr. Bonder, and in consideration for the severance and other benefits described above, Mr. Bonder has agreed to a general release of claims against the Company and has agreed not to sue the Company for events occurring prior to the date of the Agreement. Mr. Bonder also has agreed to provide information and cooperation to the Company upon request at an agreed upon per diem rate, depending on the time actually spent. The Agreement also contains certain confidentiality obligations and other customary provisions.

The Agreement supersedes and terminates all other agreements between the Company and Mr. Bonder, including the Employment Agreement, dated February 14, 2005, as amended (the “Employment Agreement”). A description of the material terms of the Employment Agreement is included under the heading “Executive Compensation—Employment Agreements” in the Company’s Definitive Proxy Statement filed on April 5, 2012 and is incorporated herein by reference.

The Company currently expects that it will incur a charge in the fourth quarter of 2012 of approximately $600,000 associated with accelerated vesting of shares and the payments to Mr. Bonder under the Agreement described above.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.

10.1	Separation Agreement, Release and Covenant Not to Sue, dated December 21, 2012, between First Potomac Realty Trust and First Potomac Realty Investment Limited Partnership and Joel F. Bonder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

December 28, 2012	/s/ Andrew P. Blocher
Andrew P. Blocher
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

10.1	Separation Agreement, Release and Covenant Not to Sue, dated December 21, 2012, between First Potomac Realty Trust and First Potomac Realty Investment Limited Partnership and Joel F. Bonder.